PILGRIM'S AGREES TO ACQUISITION OF WALKERS DELI & SAUSAGE COMPANY Subject to Competition and Markets Authority approval GREELEY, Colo., Aug. 17, 2026 – Pilgrim's Europe today announced it has agreed to acquire Walkers Deli & Sausage Company from Samworth Brothers, subject to approval by the Competition and Markets Authority (CMA) and employee consultation in the United Kingdom (UK). Walkers is one of the UK's most established and respected producers of premium pork products, with a heritage dating back to 1824. The business operates from four production facilities on a single site in Leicester and employs approximately 1,150 team members. The acquisition represents an important strategic step for Pilgrim's Europe, strengthening its position within the UK food industry and expanding its presence in value-added premium pork categories. It also enhances Pilgrim's footprint in the UK and builds on an existing long-standing relationship between the two businesses, with Pilgrim's currently supplying some of Walkers' raw pork requirements. Fabio Sandri, CEO of Pilgrim’s, said: "The addition of Walkers further advances our strategy to grow through a diversified portfolio of value-added food businesses in key markets around the world. This transaction strengthens our European platform, expands our capabilities in value-added foods and supports our long-term growth ambitions. We are excited about the opportunities ahead and confident this acquisition will strengthen our business and create long-term value for our customers, team members and shareholders." Walkers has a highly complementary portfolio spanning premium sausages, sliced cooked meats, cooked bacon and snacking products, and pâté. The business serves leading UK retailers and is recognised for its expertise in premium own-label food production. Ivan Siqueira, President of Pilgrim's Europe, said: "Walkers is a fantastic business with a proud heritage, a highly skilled team and a strong reputation for quality and innovation. This acquisition is a natural strategic fit for Pilgrim's Europe. We already have a well-established supply relationship with Walkers and see significant opportunities to build on the strengths of both businesses. By bringing Walkers into Pilgrim's Europe, we will further strengthen our integrated supply chain, expand our presence in attractive premium pork categories and enhance our ability to serve customers across the UK. We are excited about the opportunities ahead and look forward to welcoming Walkers' colleagues to the Pilgrim's family following completion of the transaction." Samworth Brothers Chief Executive, Simon Wookey added: "Walkers is an outstanding business that has made a significant contribution to Samworth Brothers over many years. As the protein sector has become increasingly specialised and integrated, we believe Walkers is well positioned for its next phase of growth as part of a business with protein at its core and expertise across the supply chain. This transaction enables Samworth Brothers to focus investment on the significant growth opportunities we see across Food to Go, Savoury Pastry, Meals and our portfolio of Brands. We are incredibly proud of what our Walkers colleagues have built and grateful for their contribution. We are confident this move provides a strong platform for the business's future success." The immediate priority following completion will be to support Walkers' colleagues through the transition, while maintaining the high levels of service and quality that customers expect. Together, Pilgrim's Europe and Walkers will be well positioned to drive innovation, enhance operational efficiencies, and continue delivering high-quality products to consumers across the UK. ### About Pilgrim’s Pride Pilgrim’s employs approximately 63,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the UK, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com. About Pilgrim's Europe Pilgrim’s Europe is a top UK and European food company employing 17,000+ team members across 40+ sites in the UK, Ireland, France and The Netherlands. We are a leader in making quality food sustainably in partnership with local farmers through our Poultry, Pork, Lamb and Beef supply chains.

Driven by passion and insight, we create better food for everyone, producing own label and branded fresh chicken, pork and lamb, as well as authentic chilled and frozen ready meals, snacking ranges, added value and food service products for multiple markets. Our iconic brands include, Richmond, Fridge Raiders, Mattessons, Rollover, Oakhouse Denny, Galtee, and Moy Park. About Samworth Brothers At Samworth Brothers we do good things with great food. We are a fourth-generation family business manufacturing high quality and ambient food enjoyed by millions of people in the UK and Ireland every day. We have a turnover of £1.8bn, with more than 12,000 colleagues working at sites all over the UK, including Leicestershire, Cornwall, East Sussex and Manchester, and also in Dublin, Ireland. Our customers include major supermarkets, convenience stores, hospitality venues, workplaces and travel outlets. As a business we seek to be a long-term force for good. We make profit so that we can reinvest in the future of the business and make a positive difference for our people, our communities, and all of our stakeholders. Media Contact: Nikki Richardson nikki.richardson@jbssa.com